                                   Exhibit 10.8

        Order Fulfillment Agreement with Valley Media, Inc. dated May 4, 1999

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


                             ORDER FULFILLMENT AGREEMENT

This Order Fulfillment Agreement ("Agreement") is entered into effective as of the 4 day of MAY 1999, by and between COOL ENTERTAINMENT, INC. ("Retailer") and I.FILL, a division of Valley Media, Inc. ("Valley").

                                     BACKGROUND

A. Valley has created databases known as "audioFILE" and "audioTRAX" which contain information regarding pre-recorded music and music related products ("Audio Product"), theatrical video and video related products ("Video Product"), theatrical DVD and DVD related products ("DVD Product") and video game and video game related products ("Game Product"). Audio, Video, DVD and Game Product may be collectively referred to herein as "Product".

B. i.FILL provides to various retailers "direct-to-consumer" order fulfillment services, pursuant to which i.FILL picks, packs and ships Product to the retailer's customers.

C. Retailer intends to operate on the World Wide Web an "on-line retail store" (the "Site") through which it intends to sell Product.

                                      AGREEMENT

Subject to the terms and conditions set forth below, the parties agree as follows:

1. BASIC AGREEMENT. Retailer and i.FILL agree to develop a computer and customer service interface for the purposes of conducting small order Product transactions via an on-line music/video store and other direct response marketing efforts. Retailer will build and maintain a web site. Retailer will also conduct all marketing and merchandising efforts, collect all orders and send such orders to i.FILL via EDI. i.FILL will be responsible for picking, packing and shipping the orders directly to Retailer's customers.

2. EXCLUSIVITY. i.FILL will be the exclusive supplier of Product and related order fulfillment services for Retailer's customers within the United States, provided, however, that Retailer may utilize third parties as sources for Product not available through audioFILE or otherwise through Valley if Retailer has given i.FILL thirty (30) calendar days notice of its intention to do so and i.FILL fails to make the specified Product available by the end of such period.

3. TECHNICAL ASSISTANCE. i.FILL shall provide technical assistance to Retailer for the testing of their EDI transmission of orders to Valley's Bulletin Board System or FTP server.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                         CONFIDENTIAL


4. AUDIOFILE DATABASE. i.FILL will license the audioFILE database for an annual licensing fee of $10,000. The fee for the first year of the initial term of this Agreement is due and payable upon execution of this Agreement. The fee for the second year of the initial term of this Agreement is due and payable upon the first anniversary of the date of this Agreement.

5. AUDIO PRODUCT PRICING. i.FILL agrees to sell and Retailer agrees to purchase Audio Product at four percent (4%) below Valley's wholesale prices as set forth on the Audio Price Schedule, attached hereto as EXHIBIT A. Wholesale prices may be revised by Valley from time to time, effective upon written notice to Retailer of such changes.

6. VIDEO PRODUCT PRICING. i.FILL agrees to sell and Retailer agrees to purchase Video Product at thirty-eight percent (38%) below suggested retail price.

7. DVD PRODUCT PRICING. i.FILL agrees to sell and Retailer agrees to purchase DVD Product at the studio-specific prices as set forth on the DVD Price Schedule, attached hereto as EXHIBIT B. Studio-specific prices may be revised by Valley from time to time, effective upon written notice to Retailer of such changes.

8. GAME PRODUCT PRICING. i.FILL agrees to sell and Retailer agrees to purchase Game Product at Valley's wholesale prices as set forth in the audioFILE database. Valley's Game Product wholesale prices may be revised from time to time, effective upon audioFILE database revisions of same.

9. VOLUME REBATES. For purposes of this Agreement, "Net Product Purchases" means Retailer's gross purchases of Product from Valley, not including fulfillment and shipping charges, and less returns. In the event that Retailer's Net Product Purchases exceed $3,500,000 per year within one year of the date of this Agreement or the subsequent one year period during the term of this Agreement, Retailer shall receive rebates based on the incremental Annual Net Product Purchases as follows:


          ANNUAL NET PRODUCT PURCHASES      REBATE
          ----------------------------      ------
          $ 3,500,001 - $ 5,000,000         1% of the portion of Annual Net
                                              Product Purchases of
                                              $3,500,001 - $5,000,000
          $ 5,000,001 - $ 7,500,000         2% of the portion of Annual Net
                                              Product Purchases of
                                              $5,000,001 - $7,500,000
          $ 7,500,001 - $10,000,000         3% of the portion of Annual Net
                                              Product Purchases of
                                              $7,500,001 - $10,000,000
          $10,000,001 +                     4% of the portion of Annual Net
                                              Product Purchases of
                                              $10,000,001 +

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


     9.1. REBATE DISCOUNTS. Although purchases of DVD and Game Product shall accrue toward the annual sales volume needed to receive Rebates. Rebate discounts will be applied to Audio and Video Product purchases only. Rebate discounts will not apply to DVD and Game Product purchases. Rebates are calculated on a yearly basis beginning on January 1, 1999. At year-end the Rebate will be calculated on Net Product Purchases for the calendar year (on a pro rata basis) and shall appear as a credit on Retailer's next invoice.

10. CUSTOM INVOICE. i.FILL will create a custom invoice with Retailer's logo, product return and customer service information printed on same. i.FILL will waive the usual $500 fee for this service. Subsequent changes to the invoice will be made for a fee to be negotiated by the parties.

11. ORDER PLACEMENT. Retailer will collect all orders and send such orders to i.FILL via EDI.

     11.1. AUDIO PRE-ORDERS. Orders for new release Product that are placed with i.FILL prior to the date that that new release title is first to be made available to consumers (the "Street Date") are defined as Pre-Orders. Retailer shall collect Audio Product pre-orders until four days prior to the Street Date, at which point such Pre-Orders will be forwarded in a separate batch to i.FILL on the date and time of day required by i.FILL. i.FILL shall ship all Pre-Orders no later than Street Date minus one day, provided i.FILL has received the new release title(s) from the label/distributor of such new release(s) in time for processing. If a Street Date is delayed, Retailer will be responsible for holding the Pre-Orders until four
            (4) days before the new Street Date.

     11.2. VIDEO, DVD AND GAME PRE-ORDERS. Retailer shall forward to i.FILL all Video, DVD and Game Pre-Orders as it receives them (in batches separate from regular orders) up to one day prior to pre-book date. Retailer shall mark each Pre-Order "ship comlete" by typing a "Y" in the "ship complete" field of the EDI inbound specifications. i.FILL shall ship all Pre-Orders no later than Street Date minus one day, provided i.FILL has received the new release title(s) from the studio/distributor of such new release(s) in time for processing.
            If a Street Date is delayed, Retailer will be responsible for holding the Pre-Orders until four (4) days before the new Street Date.

     11.3. BACK-ORDERS. i.FILL shall ship the in-stock items of an order as set forth in this Agreement and, except as set forth in this section, will cancel the out of stock items. Retailer may elect to have i.FILL hold an order that has one or more items out of stock until it is completely fulfilled by typing a "Y" in the "ship complete" field of the EDI inbound specifications. Retailer will inform i.FILL the number of days, up to a maximum of 25 days (the "Hold Period"), that i.FILL is to hold the "ship complete" orders before shipping the available products and canceling the out of stock products. In the event that all products included in an order are out

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL

            of stock, i.FILL will hold the order for the Hold Period before canceling the order (subject to prior cancellation of such order by Retailer).

12. ORDER FULFILLMENT. The following sets forth i.FILL's fulfillment practices:

     12.1. PRIORITY. Priority orders are defined as orders shipped domestically for overnight or second-day air freight delivery. Priority orders received by i.FILL on any business day by 10:00 a.m. Pacific Time ("PT") will be shipped on the same day. Orders received after 10:00 a.m. PT will be shipped the following business day provided that the Product ordered is in stock at that time.

     12.2. STANDARD. Standard orders are defined as all orders shipped domestically or internationally for other than overnight or second-day air freight delivery. On any business day that i.FILL receives Standard orders by 1:00 p.m. PT, it will ship the orders the following business day. Standard orders received after 1:00 p.m. PT will be deemed received the next business day and i.FILL will ship these orders the business day after the day they are deemed to be received provided that the Product ordered is in stock at that time.

     12.3. PEAK PERIODS. The first day of a business week and any day on which order volume is greater than 20% above average (calculated on a floating 30-day basis) is defined as a Peak Period. i.FILL shall use best efforts to adhere to the fulfillment policies set forth above during Peak Periods, but its failure to so adhere during Peak Periods shall not be considered a default under this Agreement.

13. FULFILLMENT FEES. Unless otherwise provided in this Agreement, Retailer agrees to pay i.FILL the following fees for each order fulfilled by i.FILL.

     13.1. PACKING AND HANDLING FEES. For purposes of this Agreement, "Unit" means a single piece of Product or any multiple Product set that is shrink-wrapped together as one. i.FILL will pick, pack and prepare Product for shipment to Retailer's customers according to the following schedule:


            ANNUAL NET PRODUCT PURCHASES     1ST UNIT       ADD'L UNITS
            ----------------------------     --------       -----------
            $         0 - $ 5,000,000        $1.20          $0.50 each
            $ 5,000,001 - $ 7,500,000        $1.15          $0.50 each
            $ 7,500,001 - $10,000,000        $1.10          $0.50 each
            $10,000,001 +                    $1.05          $0.50 each

            13.1.1. Contemporaneously upon meeting each of the above Annual Net
                    Product Purchases thresholds, the corresponding Packing and Handling Fees will become effective and will appear on Retailer's invoice. For example, the order that raises Retailer's Annual Net Product Purchases over $5,000,000, will incur Packing and Handling Fees of $1.15 for the first unit and $0.50 for each additional unit in that order and those fees will

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL

               appear on the same invoice that bills Retailer for the Product contained in that order.

     13.2. SURCHARGES. Retailer agrees to pay to i.FILL the following surcharges as applicable:

            13.2.1. INTERNATIONAL SHIPMENT SURCHARGE.  Surcharge of $0.50 per
                    order shipped internationally via integrated carrier.

            13.2.2. USPS PRIORITY MAIL INSURED SURCHARGE.  Surcharge of $0.50
                    per order shipped USPS Priorioty Mail Insured.

            13.2.3. MANUAL PROCESSING SURCHARGE.  In the event i.FILL receives an order by any other means than EDI transmission (i.e., by mail, facsimile, etc.) a surcharge of $1.50 per order shall be assessed.

14.  SHIPPING.

     14.1. RISK OF LOSS. All shipments under this Agreement shall be F.O.B. Valley's shipping facility. Title and risk of loss with respect to all orders and products shipped by i.FILL or Valley under this Agreement shall pass to Retailer or it's customers upon delivery of the products to the carrier at the point of shipment. In the event of shipping damage or orders lost in shipment, i.FILL will assist in filing a claim on behalf of Retailer and will credit Retailer any amounts received or credits to i.FILL in connection with each claim.

     14.2. CHOICE OF CARRIER. i.FILL will ship the order with the carrier requested by Retailer or its customer. i.FILL will cancel any order for which the delivery address is not serviced by the indicated carrier, and will promptly notify Retailer of the same. Retailer shall have the option to retransmit the order or be shipped via an alternate i.FILL supported carrier.

     14.3. SHIPPING COSTS. i.FILL will invoice Retailer's customers at such rates as are requested by Retailer. Retailer will pay i.FILL shipping costs per the shipping tables attached hereto as EXHIBIT C (as amended from time to time by i.FILL). i.FILL will provide Retailer written notice of shipping rate changes and the effective date of such changes. i.FILL represents that the shipping costs charged to Retailer are its actual shipping costs (not considering rebates.)

15.  PRODUCT RETURNS.

     15.1. DEFINITIONS. For purposes of this Agreement, the terms set forth below shall be defined as follows.

            15.1.1. "Eligible Return Product" means any Product other than ineligible Return Product.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                         CONFIDENTIAL


            15.1.2. "Defective Product" means any Eligible Return Product returned to i.FILL or Valley that is identified as defective when returned and which is actually defective.

            15.1.3. "Ineligible Return Product" means any of the following: (a)
                    Opended CDs from any of the following companies: (i) Intersound, (ii) RYKO, (iii) Sony Music Entertainment, (iv) Universal Music and Video Distributors ("UMVD"), (v) Warner,
                    (vi) Elektra or (vii) Atlantic; (b) Opened audio cassettes from UMVD; (c) Opened Video Product; (d) Opened DVD Product;
                    (e) Opened Game Product; (f) accessories; (g) blank tape;
                    (h) counterfeit Product; (i) imports; (j) promos; (k) limited editions; (l) Product identified in audioFILE as non-returnable; (m) Product sold by a record/video club; (n) Product sold on a one-way basis; (o) Product with a last customer return date (as defined in the audioFILE License) prior to the date the returned Product is received by i.FILL or Valley; (p) Product without the original artwork or liner notes; (q) Schwann Guides; (r) defaced Product; (s) Product with damaged artwork or a foreign substance on the media; and (t) vinyl Product (including, without limitation, LPs and 12" singles).

            15.1.4. "Opened" means, with respect to any Product, that the top spine label or original manufacturer's shrink wrap or "dog bone" holographic sticker has been removed or cut in any way.

     15.2. STANDARD RETURN POLICY. Retailer will receive a return credit for Eligible Return Product returned to i.FILL or Valley but will NOT receive a return credit for Ineligible Return Product.

     15.3.  RETURN FEES.

            15.3.1. PROCESSING FEES.  Any Ineligible Return Product returned to
                    i.FILL or Valley will be forwarded to Retailer at Retailer's expense, and Retailer will be charged a $1.00 processing fee for each such unit of Ineligible Return Product; provided, however, that Retailer may elect to have i.FILL keep such Ineligible Return Product and avoid the processing fee.

            15.3.2. RESTOCKING FEES.  Retailer will be charged a fifteen percent
                    (15%) restocking fee for processing all Eligible Return Product returned to i.FILL or Valley; provided, however, that no such fee will be charged for (a) Defective Product or (b) Product that was shipped to one of Retailer's customers but (i) was not listed on the customer's invoice or (ii) was incorrectly listed on the invoice.

            15.3.3. REBURBISHING FEES.  Retailer will be charged a $0.35 per unit refurbishing fee on all Eligible Product returned to i.FILL or Valley that has been Opened; provided, however, that no such fee shall be charged for Defective Product.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                         CONFIDENTIAL


            15.3.4. RESHIPPING FEES.  i.FILL will ship or reship to Retailer's customers at no additional charge (a) replacement Product for any Defective Product and (b) any Product reported as missing by one of Retailer's customers that was listed as fulfilled on the Customer's invoice.

     15.4. RETURN PROCESSING INFORMATION. Return processing information will be posted weekly to i.FILL's Bulletin Board System.

     15.5. MODIFICATIONS. i.FILL reserves the right to modify its return policies from time to time. Such modifications shall be effective upon receipt by Retailer of written notice thereof. Any change in return policies must be directly related to a change in the return policies of i.FILL's suppliers.

16.  OPTIONAL SERVICES.

     16.1. PAPER INSERTS. Retailer will pay a fee of $0.10 per Paper Insert packed by i.FILL at the request of Retailer in product shipped under this Agreement. Retailer shall supply the Paper Inserts at no cost to i.FILL. For purposes of this paragraph, Paper Inserts are defined as lightweight, paper-based, promotional items the same size or smaller than a standard single CD, or pre-folded to such size.

     16.2. MERCHANDISE INSERTS. At Retailer's request, i.FILL will pack Merchandise Inserts (promotional merchandise sold through Retailer, other than the Paper Inserts described above in section 16.1) into Retailer's orders at a charge to be negotiated by the parties after a sample has been received and reviewed for packing and shipping requirements. Retailer shall supply Merchandise Inserts at no cost to i.FILL.

     16.3. MERCHANDISE MANAGEMENT FEE. Upon request by Retailer, i.FILL will receive and warehouse Merchandise Inserts (described above in section 16.2) for a Merchandise Management Fee to be negotiated by the parties after a sample has been received and reviewed for warehousing requirements. For merchandise that is "standard product" (defined as a single CD, cassette, VHS, or DVD) a Merchandise Management Fee of $0.50 per unit will be charged to Retailer.

     16.4. INSERT BAR CODES. A unique UPC bar-code is required for each Paper or Merchandise Insert. Retailer should purchase and apply a proprietary bar-code on all inserts. At Retailer's request or if the bar-code does not meet Valley's standards, i.FILL will create and apply a bar-code for a fee of $0.30 per applied bar-code.

     16.5. CUSTOM BOX STICKERS. At Retailer's request, i.FILL will apply custom box stickers for of fee of $0.30 per applied sticker.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


     16.6. AUDIOTRAX. Upon Retailer's request, i.FILL will license the audioTRAX database for 6an annual licensing fee of $3,000.

     16.7. CALL CENTER SERVICES. If Retailer requests Call Center Services, i.FILL would maintain Call Center hours of 6:00 a.m. PT to 6:00 p.m. PT, daily, excluding Holidays. Incoming calls after hours would be received via voice mail and would be returned the following day for order placement. Retailer would be charged a one-time fee of $500.00 for a unique "toll-free" number. In addition, there would be Call Center charges of $1.50 per call and $0.15 per minute. Staffed 24-hour Call Center Services are available upon request for a fee to be negotiated by the parties.

     16.8. CONSUMER CREDIT PROCESSING. In the event Retailer requests that i.FILL, on behalf of Retailer, provide consumer credit processing services, i.FILL agrees to provide those services to Retailer's customers under the following terms:

            16.8.1. FEES.  Retailer agrees to pay i.FILL 3% of the total consumer transactions processed by credit card as an expense item.

            16.8.2. TOTAL CONSUMER TRANSACTION.  Includes Product price, shipping and handling, and applicable sales tax.

            16.8.3. ADDITIONAL FEES.  Retailer shall be responsible for paying any additional fees assessed by the credit card processor including, but not limited to, charges related to fraud and other chargebacks.

            16.8.4. ACCEPTED CARDS.  Visa, MasterCard, American Express and
                    Discover cards.

            16.8.5. SERVICES PROVIDED.

                    (a)  Obtain credit card processor authorization;
                    (b)  Cancel order due to credit card decline/invalid;
                    (c) Report to Retailer all Address Verification Service ("AVS") non-matching orders; and
                    (d)  Research chargebacks.

            16.8.6. ADDRESS VERIFICATION SERVICE.  i.FILL will notify Retailer of all AVS problem orders on a daily basis (Monday through Friday, excluding holidays.) The order will be cancelled if Retailer has not provided i.FILL with a corrected address within four calendar days of said notification. i.FILL will ship to a new address within two days of verification of the new information by the credit card processor.

            16.8.7. SALES TAX.  i.FILL will collect sales tax from Retailer's customers as instructed by Retailer. Retailer shall provide i.FILL a current list of tax

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


               rates to be charged for all applicable states. i.FILL shall remit collected tax funds to Retailer for payment to the appropriate taxing authorities.

17. BILLING AND PAYMENT. Pending i.FILL's review and approval of Retailer's credit application, i.FILL will extend credit to Retailer under the following terms and conditions:

     17.1. INVOICES AND ACCOUNT RECONCILIATION. i.FILL will provide Retailer with an account reconciliation on a monthly basis. Invoices are due and payable thirty (30) days after the invoice date.

     17.2 PAST DUE AMOUNTS. i.FILL includes an embedded two percent (2%) discount for timely payment on all Product. This discount shall be revoked in the event of a late payment by Retailer and a two percent (2%) revoked discount fee will be charged on any amounts not paid within thirty (30) days after the invoice date. Furthermore, all overdue balances not paid within thirty (30) days after the invoice date, will be assessed interest at the lesser of one and one-half percent (1.5%) or the maximum interest rate allowable by law, beginning on the due date. i.FILL, in its sole discretion, may refer collection of any past due amount to any agency or attorney, and Retailer will be liable for the payment of all costs and expenses, including reasonable attorneys' fees, associated therewith.

18.  PROPRIETARY RIGHTS.

     18.1. CONFIDENTIAL INFORMATION. The term "Confidential Information" refers to this Agreement and the subject matter of this Agreement and to all information which one party furnishes or makes available to the other party and all information related to one party's business which the other party acquires in the course of performing its obligations under this Agreement. Disclosure of Confidential Information by a party is forbidden except in the following circumstances: (i) to employees and outside parties, but only to the extent necessary to fulfill its obligations under the Agreement;
            (ii) if the Confidential Information disclosed is already publicly known through no fault of the disclosing party; and (iii) if the Confidential Information is required to be disclosed by law or legal process, provided that the party, from whom disclosure is promptly required, gives the other party notice and agrees to cooperate with the non-disclosing party as that party may reasonably request to oppose disclosure. Under no circumstances may i.FILL (including its principles or affiliates) use Retailer's customers' data for any commercial or improper purposes.

     18.2. TRANSACTION INFORMATION. Both parties shall use best efforts to ensure maximum security of transaction information maintained on each party's computer system including, but not limited to, the names, addresses and products ordered by Retailer's customers.

     18.3. AUDIOFILE DATABASE. The rights to intellectual property related to the audioFILE database are governed by the audioFILE License (EXHIBIT D). Any termination of

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


            this Agreement will automatically terminate the audioFILE License, and any termination of the audioFILE License will automatically terminate this Agreement.

     18.4. AUDIOTRAX DATABASE. The rights to intellectual property related to the audioTRAX database are governed by the audioTRAX License (EXHIBIT E). Any termination of this Agreement will automatically terminate the audioTRAX License.

     18.5. NO RIGHTS TO MARKS. Each party is hereby granted no rights in or to the other party's Marks. "Marks" means the trademarks, service marks, trade names or other marks, registered or otherwise, used by either i.FILL or Retailer, as applicable.

19.  TERM.

     19.1. INITIAL TERM. The initial term of this Agreement will take effect on the date first written above, and shall continue in effect until the second anniversary thereof unless terminated earlier or extended as set forth herein.

     19.2. EARLY TERMINATION. This Agreement shall terminate at any time upon the mutual consent of the parties. This Agreement shall also terminate according to its terms upon thirty (30) days' prior written notice by either party under the following conditions:

            19.2.1. Either party may terminate this Agreement, absent a material breach, if i.FILL discontinues fulfillment services to on-line customers or Retailer discontinues the on-line sale of Product.

            19.2.2. i.FILL or Retailer delivers to the other party a 30-day written notice of termination for a material breach of this Agreement, and the other party fails to cure such breach within thirty (30) days.

20. LIMITATION OF REMEDIES AND EXCLUSION OF WARRANTIES. IN NO EVENT SHALL i.FILL BE LIABLE TO RETAILER FOR INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION. ALL PRODUCT SOLD HEREUNDER IS SOLD "AS-IS" AND i.FILL EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO PRODUCT SOLD UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


21.  REPRESENTATIONS AND WARRANTIES.

     21.1.  I.FILL'S REPRESENTATIONS AND WARRANTIES.

            21.1.1. i.FILL has the right and authority to enter into this
                    Agreement.

            21.1.2. i.FILL will use best efforts to deliver Product to
                    Retailer's customers in substantially the same condition as it was in when it was received by Valley in Valley's distribution facility.

     21.2.  RETAILER'S REPRESENTATIONS AND WARRANTIES.

            21.2.1. Retailer has the right and authority to enter into this
                    Agreement.

            21.2.2. Retailer will not include any content on its website that infringes on the intellectual property rights, including copyright and trademark rights, of any third party.

            21.2.3. Retailer will provide adequate customer service and abide by its terms of service and privacy policies.

22. INDEMNIFICATION. Both parties will, at all times, indemnify and hold the other party harmless from any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any breach or alleged breach by such party of any warranty or representation made by such party in this Agreement. Retailer will further indemnify and hold i.FILL and Valley harmless for any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any infringement or alleged infringement of intellectual property belonging to a third-party or out of any error, omission, misconduct or negligence on the part of Retailer in the performance of its obligations under this Agreement.

23. FORCE MAJEURE. Neither party will be liable for failure to perform, or the delay in performance of, any of its obligations under this Agreement if, and to the extent, that such failure or delay is caused by events substantially beyond its control, including, but not limited to, acts of God, acts of the public enemy or governmental body in its sovereign or contractual capacity, war, fire, floods, strikes, epidemics, quarantine restrictions, civil unrest or riots, freight embargoes and/or unusually severe weather. Lack of funds by either party shall not excuse timely performance. The party so affected shall use commercially reasonable efforts to avoid or remove such causes of non-performance or delay, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. If any such non-performance or delay continues for more than sixty (60) days, the unaffected party may elect to terminate this Agreement without liability or any liquidated or other damages upon written notice to the other party.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


24.  GENERAL.

     24.1. OPERATIONS REVIEW. No more often than every ninety (90) days, and upon twenty-one (21) days' advance written notice, Retailer may request a conference with i.FILL to discuss operations.

     24.2. NOTICE. All notices, including those related to product pricing, ordering and fulfillment policies that will have a material impact on the other party's business, shall be in writing and delivered by certified mail, postage prepaid and return receipt requested, or transmitted either by facsimile or electronic mail if confirmed contemporaneously by such mailing, to the addresses provided in writing, from time to time, by the parties.

     24.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, superseding all prior proposals, negotiations and agreements concerning the subject matter of this Agreement. No representation or promise relating to and no amendment of this Agreement will be binding unless it is in writing and signed by authorized representatives of both parties.

     24.4. ASSIGNMENT. This Agreement may not be assigned by either party without first obtaining the other party's written consent, except that either party may, without the other party's prior written consent, assign this Agreement to a purchaser of all or substantially all of its assets or a majority or controlling interest in its voting stock, or to a subsidiary or affiliate of such party, provided that such purchaser's net worth at the time of purchase is equal to or greater than that of the assigning party's net worth. This Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the parties hereto.

     24.5. CAPTIONS; WAIVER; SEVERABILITY. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other provision of this Agreement. If any provision of this Agreement shall be held invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

     24.6. GOVERNING LAW AND ARBITRATION. This Agreement shall be construed and enforced pursuant to the laws of the State of California. If the parties are unable to settle any disagreements regarding this Agreement or the project contemplated by this Agreement, such disagreements shall be submitted to binding arbitration within the State of California under the rules of the American Arbitration Association as then in effect.

Cool Entertainment / i.FILL
Order Fulfillment Agreement                                        CONFIDENTIAL


     24.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party. Facsimile signatures shall be considered original in all respects.

In witness whereof, the parties hereto have executed this Agreement effective as of the date first above written.


i.FILL, a division of                        COOL ENTERTAINMENT, INC.
Valley Media, Inc.

By:      /s/Nora Moore Jimenez              By:        /s/Clement Lau
    ------------------------------              ------------------------------

Its:      Director New Media                   Its:       President
    ------------------------------                ----------------------------

Address:                                    Address:
    1280 Santa Anita Ct.                         #900 - 10900 8th Street
----------------------------------          ----------------------------------

    Woodland, CA  95776                             Bellvue, WA  98004
----------------------------------          ----------------------------------

Telephone:     530-661-6600                 Telephone:      425-688-2997
           -----------------------                      ----------------------

Facsimile:     530-661-7878                 Facsimile:      425-454-4383
           -----------------------                      ----------------------